CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The RBB Fund, Inc. of our reports dated October 30, 2025, relating to the financial statements and financial highlights of Abbey Capital Futures Strategy Fund, Abbey Capital Multi-Asset Fund, Adara Smaller Companies Fund, Aquarius International Fund, Campbell Systematic Macro Fund, Free Market Fixed Income Fund, Free Market International Equity Fund, Free Market U.S. Equity Fund, Matson Money Fixed Income VI Portfolio, Matson Money International Equity VI Portfolio and Matson Money U.S. Equity VI Portfolio, which appear in The RBB Fund, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", “Financial Statements”, “Financial Highlights”, “Consolidated Financial Statements”, “Consolidated Financial Highlights” and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 30, 2025